                             AGREEMENT OF RECISION

     This Agreement of Recision is entered into this 30th day of December, 1996, by and between KALAN GOLD CORPORATION, a Colorado corporation, formerly known as KNIGHT NATURAL GAS, INC., a Colorado corporation (hereinafter "KAL"); SEDCORE EXPLORATION COMPANY, LTD., a Ghanian corporation;
(hereinafter referred to as "SED"); and the undersigned sole Stockholder of SED, (hereinafter referred to as "Stockholder").


                                    RECITALS

     WHEREAS, all of the parties hereto entered into an Agreement dated August 27, 1996 (the "Agreement"); and

     WHEREAS,  a change of circumstances has occurred; and

     WHEREAS, the parties hereto wish to rescind said Agreement, ab initio, without acknowledging any further duties, obligations, or liabilities thereunder.

     NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:


                                   AGREEMENT

     1. RECISION PLAN. KAL, SED and the Stockholder of SED hereby agree that all of the shares exchanged in the Agreement will be rescinded, resulting in the return of said shares to the KAL treasury and their cancellation and return to authorized but unissued shares. All property of SED will be returned to the control of the Board of Directors of SED.

     2. DELIVERY OF SHARES. KAL, SED and the Stockholder of SED agree that all such shares shall be immediately returned to the treasury of KAL and canceled, duly endorsed so as to effectuate the recision hereunder and shall be free and clear of any and all claims, mortgages, privileges, liens, or other encumbrances.

     3. REPRESENTATIONS OF STOCKHOLDER AND SED. The Stockholder of SED and SED, hereby represent and warrant that, with respect to the shares to be returned under this Agreement of Recision:

          (a) The Stockholder of SED are the sole owners of such issued and outstanding shares of common stock; such shares are free from claims, liens, or other encumbrances; and Stockholder have the unqualified right to transfer and dispose of such shares.

          (b) Prior to the transfer of said shares there will not be any negative material changes in the ownership of such shares.
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          (c)  To the best of the Shareholder of SED and SED's knowledge, information and belief, neither KAL nor SED is not involved in any pending litigation or governmental investigation or proceeding, and, to the best knowledge of SED and Stockholder, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against the shares or against KAL as result of the Agreement.

     4.        REPRESENTATIONS.

          KAL hereby represents and warrants as follows: The officers of KAL are duly authorized to execute this Agreement and have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement of Recision.

          SED and Stockholder hereby represent and warrant as follows:

          (a) The KAL shares to be delivered to KAL will constitute valid and legally issued shares of KAL, fully-paid and nonassessable.

          (b) The officer of SED and the Stockholder are duly authorized to execute this Agreement and have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement of Recision.

     5. INDEMNIFICATION. For a period of two years from the date hereof, each party to this Agreement of Recision, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement of Recision or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

     6.        MISCELLANEOUS.

          (a) FURTHER ASSURANCES. At any time, and from time to time, after the effective date, each party will execute such additional instruments and
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          take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

          (d) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Colorado, and shall be governed by the laws of the State of Colorado, and the securities being issued herein are being issued and delivered in the State of Colorado in accordance with the isolated transaction and non-public offering exemption.

          (g) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (h) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

          (i)  TIME. Time is of the essence.

          (j) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          (k) DEFAULT COSTS. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to
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          collect attorneys fees and other costs from the party in default.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                               KALAN GOLD CORPORATION



                                               By:        ///Signed//
                                                  ---------------------------
                                                          President


                                               SEDCORE EXPLORATION COMPANY, LTD.


                                               By:        ///Signed//
                                                  ---------------------------
                                                      Authorized Officer


                                                STOCKHOLDER:


                                                          ///Signed//
                                                  ---------------------------